                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-75649 of Alkermes, Inc. on Form S-3 and Registration Statement Nos. 333-72988, 333-89573, 333-89575, 333-48768, 333-48772, 333-71011, 333-50357,
333-13283, 33-97468, 33-58330 and 33-44752 of Alkermes, Inc. on Form S-8 of our
report dated February 19, 2003 with respect to the financial statements of Reliant Pharmaceuticals, LLC as of and for the year ending December 31, 2002, included in this Form 10-K of Alkermes, Inc. for the year ended March 31, 2003.

/s/ Ernst & Young LLP

Ernst & Young LLP
MetroPark, New Jersey
June 24, 2003